INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-11843, 333-18991, 333-80817, and 333-80819 on Form S-8 of NorthWestern
Corporation (a Delaware corporation) and subsidiaries of our report dated June 18, 2003, relating to the financial statements of the NorthWestern Corporation 401(k) Plan for the year ended December 31, 2002, appearing in this Annual Report on Form 11-K.


/S/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
June 27, 2003